EXHIBIT 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation
(480) 606-3337
Sharrifah Al-Salem, FD
(415) 293-4414

RURAL/METRO REPORTS SOLID REVENUE AND PROFIT GROWTH

IN FISCAL 2011 FIRST QUARTER AND ANNOUNCES CHANGES TO REFINANCING PLAN

First-Quarter Highlights

•	7.4% growth in net revenue when compared to fiscal 2010 first quarter.

•	8.3% growth in ambulance transport volume.

•	$5.4 million in net income attributable to Rural/Metro, or diluted earnings per share (EPS) of $0.21.

•	$21.1 million, or 18.5% growth, in adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, representing an adjusted EBITDA margin of 15.1%.

•	Key operating metrics—Average Patient Charge (APC), Days Sales Outstanding (DSO) and ambulance transports—all show strong improvement compared to the same prior-year period.

SCOTTSDALE, Ariz. (Nov. 8, 2010)—Rural/Metro Corporation (NASDAQ: RURL), a leading provider of ambulance and private fire protection services, announced strong results today for its fiscal 2011 first quarter, reporting solid growth in net revenue, EBITDA, net income and diluted earnings per share.

Michael P. DiMino, President and Chief Executive Officer, said, “Our first quarter was outstanding, with growth driven by strong transport volume, new contracts and continued operating efficiencies. These results are indicative of the success we have had in executing on our growth initiatives. Additionally, we have continued to demonstrate superior revenue cycle management, effectively leverage operating efficiencies and deliver the highest quality services to our patients and customers.”

Mr. DiMino continued, “We will build on these results throughout fiscal 2011, as we execute on our strategic vision and remain focused on superior patient care, customer service, technology and infrastructure. We believe these initiatives and our actions to reduce debt leverage and increase EBITDA will continue to drive long-term value for our shareholders.”

Results of Operations for the Fiscal 2011 First Quarter Ended September 30, 2010

For the quarter ended September 30, 2010, the Company generated net revenue of $140.1 million, an increase of 7.4% or $9.6 million, compared to net revenue of $130.5 million for the same period last year. Ambulance services revenue was $122.5 million, an increase of 9.5% or $10.6 million, compared to $111.9 million for the same prior-year period. The increase was primarily attributable to increases of $7.2 million in same-service-area revenue and $3.4 million in new contract revenue. Same-service-area revenue growth included reductions in uncompensated care, increases in rates and 4.3% growth in transport volume. Overall transport volume grew 8.3% in the first quarter.

Fire and other services revenue was $17.7 million, a decrease of 4.8% or $0.9 million, compared to $18.6 million for the same prior-year period. The difference was due primarily to a reduction in fire subscription service revenue.

Payroll and employee benefits expense for the first fiscal quarter was $84.8 million, or 60.5% of net revenue, compared to $81.1 million, or 62.1% of net revenue, in the same period of the prior year. The year-over-year decrease as a percentage of net revenue was primarily attributable to an increase in payroll expenses related to higher transport volume, offset by decreases in employee health and workers’ compensation insurance expenses.

Other operating expenses for the first fiscal quarter totaled $30.0 million, or 21.4% of net revenue, compared to $27.8 million, or 21.3% of net revenue for the same prior-year period. The slight year-over-year increase as a percentage of net revenue was related to increased transports, unit hours and fuel prices.

First-quarter net income attributable to Rural/Metro was $5.4 million, or diluted EPS of $0.21, compared to net income of $2.9 million and diluted EPS of $0.12 for the first quarter of the prior year.

Net cash provided by operating activities remained strong in the first quarter at $15.2 million. Capital expenditures for the quarter were $2.7 million.

Adjusted EBITDA from continuing operations for the first quarter increased 18.5% to $21.1 million and an adjusted EBITDA margin of 15.1%, compared to $17.8 million and a 13.6% margin for the same period in fiscal 2010.

Adjusted EBITDA from continuing operations and net income and diluted EPS attributable to Rural/Metro are key indicators management uses to evaluate operating performance. While adjusted EBITDA from continuing operations is not intended to replace presentations included in the Company’s consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing its ability to meet future debt service, capital expenditure and working capital requirements. This calculation may differ in the method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to income from continuing operations and discontinued operations for the three months ended September 30, 2010 and 2009 is, included with this press release and the related current report on Form 8-K.

Additionally, the Company has included a reconciliation of previously reported segment results for the three months ended September 30, 2010 and 2009 to represent the effect on results of the first-quarter realignment of its operating zones and the reclassification of discontinued operations on results.

Refinancing Terms Revised

The Company also announced that it has revised the manner in which it intends to refinance its outstanding indebtedness. The Company intends to negotiate a secured credit facility to replace its existing secured revolving credit, term loan and letter of credit facilities, and to finance the redemption of the Company’s outstanding 12¾% Senior Discount Notes due 2016 (the “Outstanding Notes”). Proceeds from the new credit facility, which is expected to include a term loan for $270 million and a revolving credit facility of at least $75 million, will also be used to pay fees and expenses relating to the proposed refinancing. Under the proposed new credit facility, the Company will not be required to cash collateralize any portion of its letter of credit facility. No assurance can be given that the Company’s planned refinancing will be consummated.

The previously announced offer of $200 million principal amount of Senior Notes due 2018 will not be pursued, and the Company has notified the holders which have tendered the Outstanding Notes in connection with the Company’s tender offer and consent solicitation that they are permitted to withdraw such tender and consent during a period commencing today and ending at 5:00 pm New York City time on November 11, 2010. In addition, the Company announced that it will waive the minimum consents condition in connection with the tender offer and consent solicitation.

Mr. DiMino noted, “The Company’s discussions with potential senior lenders have resulted in strong interest in the Company’s proposed new credit facility at attractive pricing and under other favorable terms. We expect the refinancing to create substantial savings in interest expense for the Company, and the shift away from financing the Company’s long-term debt from notes to an increased amount of debt under the Company’s senior credit facility will permit the Company to have the flexibility to carry out its business objectives, including to support organic growth and pursue potential acquisitions, while securing a lower interest rate.”

Fiscal 2011 Guidance Re-Affirmed

The Company re-affirmed financial guidance for the fiscal year ending June 30, 2011, with adjusted EBITDA from continuing operations expected to be in the range of $74.0 million to $76.0 million and capital expenditures expected to be in the range of $18.0 million to $20.0 million.

Quarterly Operating Statistics

The table below provides results for medical transports, Average Patient Charge (APC), and DSO during each of the five most recent quarters:

	Q1 '10	Q2 '10	Q3 '10	Q4 '10	Q1 '11
	(9/30/09)	(12/31/09)	(3/31/10)	(6/30/10)	9/30/10
Medical Transports (1)	268,755	271,396	277,276	280,574	291,152
Average Patient Charge (APC) (2)	$389	$397	$394	$391	$397
Days Sales Outstanding (DSO) (3)	49	46	44	43	42

(1)	Defined as emergency and non-emergency medical patient transports from continuing operations.
(2)	Net medical transport APC is defined as gross ambulance transport revenue less provisions for contractual allowances applicable to Medicare, Medicaid and other third-party payers and uncompensated care divided by medical transports from continuing operations.
(3)	DSO is calculated using the average accounts receivable balance on a rolling 13-month basis and net revenue on a rolling 12-month basis and has not been adjusted to eliminate discontinued operations.

Conference Call to Discuss Results

The Company will discuss results in a conference call today beginning at 11 a.m. Eastern. To join the Company’s conference call, dial 877-383-7417 (domestic) or 678-894-3972 (international). A taped replay will be available approximately two hours following the completion of the call through 11:59 p.m. Eastern on November 11, 2010. To access the replay, dial 800-642-1687 (domestic) or 706-645-9291 (international). The required pass code to access the replay is 17067574. An audio webcast also will be available at www.ruralmetro.com the day of the call and will remain on the Company’s website for 90 days thereafter.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 20 states and approximately 440 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company’s views about its future financial condition, performance and other matters that constitute “forward-looking” statements as such term is defined by the federal securities laws. Many of these statements can be found by looking for words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “may,” “should,” “will likely result,” “continue,” “estimate,” “project,” “goals,” or similar words used herein in connection with any discussions of future operating or financial performance or business prospects. We may also make forward-looking statements in our financial reports filed with the Securities and Exchange Commission (SEC), investor calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including those relating to the Company’s future business prospects, uncompensated care, working capital, accounts receivable collection, liquidity, cash flow, EBITDA, adjusted EBITDA, capital expenditures, insurance coverage and claim reserves, capital needs, key operating metrics, future growth plans, future operating results, and future compliance with covenants in our debt facilities or instruments. In addition, the Company may face risks and uncertainties related to other factors that are listed in its periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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(RURL/F)

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share data)

	September 30, 2010	June 30, 2010

ASSETS
Current assets:
Cash and cash equivalents	$29,901	$20,228
Accounts receivable, net	67,276	63,581
Inventories	7,423	8,001
Deferred income taxes	25,618	23,737
Prepaid expenses and other	6,583	7,907

Total current assets	136,801	123,454

Property and equipment, net	48,155	50,670
Goodwill	36,516	36,516
Restricted cash	20,376	20,376
Deferred income taxes	36,691	41,538
Other assets	15,136	15,908

Total assets	$293,675	$288,462

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$10,726	$12,914
Accrued liabilities	51,741	48,290
Deferred revenue	21,526	21,244
Current portion of long-term debt	6,393	6,436

Total current liabilities	90,386	88,884

Long-term debt, net of current portion	260,598	262,606
Other long-term liabilities	37,757	38,130

Total liabilities	388,741	389,620

Rural/Metro Stockholders’ deficit:
Common stock, $0.01 par value, 40,000,000 shares authorized, 25,319,403 and 25,254,713 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively	253	252
Additional paid-in capital	156,968	156,748
Treasury stock, 96,246 shares at both September 30, 2010 and June 30, 2010	(1,239)	(1,239)
Accumulated other comprehensive loss	(3,824)	(3,782)
Accumulated deficit	(249,396)	(254,823)

Total Rural/Metro stockholders’ deficit	(97,238)	(102,844)
Noncontrolling interest	2,172	1,686

Total deficit	(95,066)	(101,158)

Total liabilities and deficit	$293,675	$288,462

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2010	2009
Net revenue	$140,131	$130,494

Operating expenses:
Payroll and employee benefits	84,811	81,050
Depreciation and amortization	4,289	3,809
Other operating expenses	30,044	27,826
General/auto liability insurance expense	3,650	3,411
Gain on sale/disposal of assets	(253)	(162)

Total operating expenses	122,541	115,934

Operating income	17,590	14,560
Interest expense	(7,330)	(7,470)
Interest income	74	82

Income from continuing operations before income taxes	10,334	7,172
Income tax provision	(3,946)	(3,630)

Income from continuing operations	6,388	3,542
Income from discontinued operations, net of income taxes	25	82

Net income	$6,413	$3,624

Net income attributable to noncontrolling interest	(986)	(705)

Net income attributable to Rural/Metro	$5,427	$2,919

Income per share:
Basic—
Income from continuing operations attributable to Rural/Metro	$0.21	$0.12
Income from discontinued operations attributable to Rural/Metro	$—	—

Net income attributable to Rural/Metro	$0.21	$0.12

Diluted—
Income from continuing operations attributable to Rural/Metro	$0.21	$0.12
Income from discontinued operations attributable to Rural/Metro	$—	$—

Net income attributable to Rural/Metro	$0.21	$0.12

Average number of common shares outstanding—Basic	25,280	24,858

Average number of common shares outstanding—Diluted	25,560	25,204

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$6,413	$3,624
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	4,289	3,879
Non-cash adjustments to insurance claims reserves	—	798
Accretion of debt	304	2,664
Deferred income taxes	3,172	2,425
Share-based compensation expense	229	136
Excess tax benefits from share-based compensation	(181)	(36)
Amortization of debt issuance costs	322	570
Loss on sale/disposal of property and equipment	38	7
Change in assets and liabilities—
Accounts receivable	(3,695)	935
Inventories	578	316
Prepaid expenses and other	1,322	(799)
Other assets	169	135
Accounts payable	(1,205)	(3,104)
Accrued liabilities	3,451	6,465
Deferred revenue	282	124
Other liabilities	(271)	(578)

Net cash provided by operating activities	15,217	17,561

Cash flows from investing activities:
Capital expenditures	(2,676)	(2,180)
Proceeds from the sale/disposal of property and equipment	7	4

Net cash used in investing activities	(2,669)	(2,176)

Cash flows from financing activities:
Payments on debt	(2,367)	(10,117)
Excess tax benefits from share-based compensation	181	36
Net (payments for) proceeds from issuance of common stock under share-based compensation plans	(189)	1
Distributions to noncontrolling interest	(500)	(400)

Net cash used in financing activities	(2,875)	(10,480)

Increase in cash and cash equivalents	9,673	4,905
Cash and cash equivalents, beginning of year	20,228	37,108

Cash and cash equivalents, end of year	$29,901	$42,013

Supplemental disclosure of non-cash operating activities:
Increase in other current assets and accrued liabilities for general liability insurance claim	$—	$174
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment funded by liabilities	$332	$473
Supplemental cash flow information:
Cash paid for interest	$9,674	$7,242
Cash paid for income taxes, net	$239	$311

RURAL/METRO CORPORATION

RECONCILIATION OF INCOME FROM CONTINUING AND DISCONTINUED OPERATIONS TO EBITDA

(unaudited)

(in thousands)

	Three Months Ended September 30,
	2010	2009
Income from continuing operations	$6,388	$3,542
Add (deduct):
Depreciation and amortization	4,289	3,809
Interest expense	7,330	7,470
Interest income	(74)	(82)
Income tax provision	3,946	3,630
Income attributable to noncontrolling interest	(986)	(705)

EBITDA from continuing operations attributable to Rural/Metro	20,893	17,664

Add (deduct):
Share-based compensation expense	229	136

Adjusted EBITDA from continuing operations attributable to Rural/Metro	21,122	17,800

Income from discontinued operations	25	82
Add (deduct):
Depreciation and amortization	—	70
Income tax provision	16	64

EBITDA from discontinued operations attributable to Rural/Metro	41	216

Total adjusted EBITDA attributable to Rural/Metro	$21,163	$18,016

	Three Months Ended 9/30/09 As Previously Reported	Adjustments Related to Reporting Segment Realignment (1)	Adjustments Related to Discontinued Operations (2)	Three Months Ended 9/30/09 Revised
EAST ZONE
Net Revenue	$23,911	$7,779	$—	$31,690
Segment Profit	$6,506	$828	$—	$7,334
Medical Transports	57,638	25,943	—	83,581
SOUTH ZONE
Net Revenue	$35,520	$(4,442)	$(465)	$30,613
Segment Profit	$3,543	$(456)	$(32)	$3,055
Medical Transports	84,892	(13,436)	(562)	70,894
SOUTHWEST ZONE
Net Revenue	$44,552	$—	$—	$44,552
Segment Profit	$5,698	$—	$—	$5,698
Medical Transports	58,341	—	—	58,341
WEST ZONE
Net Revenue	$27,998	$(3,337)	$(1,022)	$23,639
Segment Profit	$2,753	$(372)	$(99)	$2,282
Medical Transports	71,154	(12,507)	(2,708)	55,939
CONSOLIDATED
Net Revenue	$131,981	$—	$(1,487)	$130,494
Segment Profit	$18,500	$—	$(131)	$18,369
Medical Transports	272,025	—	(3,270)	268,755

(1)	—Adjustments represent the effect of the realignment of our reporting segments on results for the quarter ended September 30, 2009 as previously reported on Form 10-Q for the quarter ended September 30, 2009.
(2)	—Adjustments represent the effect of the reclassification of operations that were discontinued between October 1, 2009 and September 30, 2010.